Exhibit 3.3


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION



CHEMEX PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Chemex Pharmaceuticals, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that Article V, Section A of the Certificate of Incorporation of this corporation be amended by deleting said Article V, Section A in its entirety and substituting the following therefor:

                  'A.  The  aggregate number of shares of common stock which the
                   Corporation shall have authority to issue is twenty-two million (22,000,000) shares with a par value of four cents ($0.04) per share.'"

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                      -2-


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FOURTH:  That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Chemex Pharmaceuticals, Inc. has caused this certificate to be signed by Herbert H. McDade, Jr., its President, and Ralph L. Poucher, its Secretary, this 13th day of August, 1992.


                                                BY:  /s/ Herbert H. McDade, Jr.
                                                   -----------------------------
                                                     Herbert H. McDade, Jr.


                                            ATTEST:  /s/ Ralph L. Poucher
                                                   -----------------------------
                                                     Ralph L. Poucher